Exhibit 99.01

7000 Cardinal Place

Dublin,OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:
Media: Troy Kirkpatrick	Investors:	Jason Strohm
(614) 757-6225		(614) 757-7542
troy.kirkpatrick@cardinal.com		jason.strohm@cardinal.com

CARDINAL HEALTH ANNOUNCES RESOLUTION
OF NEW YORK ATTORNEY GENERAL INVESTIGATION

DUBLIN, Ohio, Dec. 26, 2006 – Cardinal Health, the leading provider of products and services supporting the health-care industry, today announced it has entered into a settlement that resolves an investigation by the New York Attorney General’s Office regarding industry-wide practices for the purchase and sale of pharmaceutical products on the secondary pharmaceutical market. The company released the following statement.

The safety and security of our nation’s pharmaceutical supply is one of Cardinal Health’s top priorities and a responsibility we take very seriously. As part of the settlement, Cardinal Health has strengthened existing processes and is implementing new practices to enhance the safety and security of the distribution chain between pharmaceutical manufacturers and health-care providers, such as pharmacies and hospitals.

As part of the civil settlement, the Office of the Attorney General (OAG) noted that “Cardinal (Health) has cooperated, and is continuing to cooperate, with the Investigation…(and) has worked over an extended period, both on its own and in conjunction with the OAG, to devise and implement innovative reforms to address the concerns raised by the Investigation.” In addition, and without admitting or denying the findings, the company agreed to pay $3 million to New York State, $7 million to Health Research, a New York non-profit corporation that offers financial support for health-care research, and $1 million to the Attorney General’s office for costs of the investigation.

The New York Attorney General launched its investigation in April 2005, focusing on the buying and selling of pharmaceuticals on the secondary pharmaceutical market. Cardinal Health stopped purchasing from the secondary market in 2005. The company had previously recorded reserves with respect to this matter for $11 million.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $81 billion, global company serving the health-care industry with a broad portfolio of products and services. Through its diverse offerings, Cardinal Health delivers health-care solutions that help customers reduce their costs, improve safety and productivity, and deliver better care to patients. The company manufactures, packages and distributes pharmaceuticals and medical supplies, offers a range of clinical services and develops automation products that improve the management

Cardinal Health Announces Resolution of New York Attorney General Investigation

and delivery of supplies and medication for hospitals, physician offices and pharmacies. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 55,000 people on six continents. More information about the company may be found at www.cardinalhealth.com.

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Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: competitive pressures in its various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by or settlement discussions with any regulatory authority or any legal and administrative proceedings, including shareholder litigation; uncertainties related to divesting the PTS segment, including uncertainties as to the amount of proceeds and timing; the costs, difficulties and uncertainties related to the integration of acquired businesses; and general economic and market conditions. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.